                                                                   EXHIBIT 10.9

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406 * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

                      TERMINATION AND REDEMPTION AGREEMENT

        TERMINATION AND REDEMPTION AGREEMENT (the "Agreement") effective June 28, 1996 (the "Effective Date") by and between Amgen Inc., a corporation organized under the laws of Delaware ("Amgen") with principal offices located at Amgen Center, Thousand Oaks, California 91320 and Alanex Corporation, a corporation organized under the laws of California ("Alanex") with principal offices located at 3550 General Atomics Court, San Diego, California 92121.

                                    RECITALS

        A. Amgen and Alanex entered into a Research and License Agreement dated April 1, 1994 as amended as of November 8, 1994, as of January 1, 1995 and as of April 5, 1995 (the "Research Agreement").


        B. Amgen and Alanex entered into Series A Preferred Stock Purchase Agreement dated April 1, 1994 (the "Series A Agreement") pursuant to which Amgen purchased 2,978,182 shares of Alanex Series A Convertible Preferred Stock (the "Amgen Shares").

        C. Alanex issued to Amgen a Warrant dated April 1, 1994 to purchase 703,636 shares of Alanex Common Stock (the "Prior Warrant").

        D. Amgen and Alanex now wish to terminate the Research Programs (as defined in the Research Agreement) and in full and complete satisfaction of all of Amgen's and Alanex's remaining obligations under the Research Agreement, the Series A Agreement and the Prior Warrant, Amgen will (i) pay to Alanex six hundred thousand dollars ($600,000), (ii) extend to Alanex the option to borrow from Amgen an amount not to exceed one million dollars ($1,000,000) pursuant to the terms and conditions set forth herein and (iii) submit the Prior Warrant to Alanex for cancellation; and Alanex will (i) redeem the shares of Alanex Series A Convertible Preferred Stock owned by Amgen, and in consideration therefore, (ii) deliver to Amgen a four million five hundred thousand dollar ($4,500,000)
promissory note in the form attached hereto as Exhibit A (the "Alanex Promissory Note") and (iii) issue to Amgen a warrant to purchase shares of Alanex Common Stock in the form attached as Exhibit C (the "Warrant").

        E. Alanex has further agreed to provide to Amgen samples of certain Compounds (as defined below) and Amgen has agreed to pay to Alanex four hundred thousand dollars ($400,000) in consideration of the receipt of such samples. Amgen shall have non-exclusive rights to the Compounds but shall otherwise have no rights to Alanex intellectual property.

                NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

1. DEFINITIONS. Unless otherwise provided, each capitalized term set forth herein shall have the meaning assigned to it in the Research Agreement.

                1.1 ALANEX PROMISSORY NOTE shall have the meaning set forth in Recital D and shall mean any promissory note issued in conversion thereof pursuant to Section 6 hereof.

                1.2 ALANEX COLLABORATION TECHNOLOGY shall have the meaning set forth in the Research Agreement.

                1.3  AMGEN SHARES shall have the meaning set forth in Recital B.

                1.4  CHEMICAL INFORMATION shall have the meaning set forth in
        Section 4 hereof.

                1.5 CLOSING shall mean the closing of the Amgen Share redemption and Alanex Promissory Note and Warrant issuance.

                1.6 CLOSING DATE shall mean the date of the Closing determined in accordance with Section 3.6 hereof.

                1.7 COMPOUNDS shall have the meaning set forth in the Research Agreement.

                1.8  DEFAULT shall mean the occurrence of any of the following:
        (i) Alanex shall have failed to observe or perform any Alanex covenant set forth herein, (ii) any representation of Alanex set forth herein shall prove to have been incorrect when made, (iii) Alanex shall fail to pay when due any amount owing under the Alanex Promissory Note (or shall have

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        failed to convert the Alanex Promissory Note pursuant to Section 6) or
        Option Note within fifteen (15) days after notice thereof from Amgen, or
        (iv) Alanex shall commence a voluntary case or shall have an involuntary case or proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, and in the event of an involuntary case or proceeding, such case or proceeding remains undismissed, unstayed and in effect for more than sixty (60) days.

                1.9 EFFECTIVE DATE shall mean the date set forth in the first paragraph of this Agreement.

                1.10  ELECTION PERIOD shall have the meaning set forth in
        Section 5.1a hereof.

                1.11  OPTION EXERCISE NOTICE shall have the meaning set forth in
        Section 5.1c hereof.

                1.12 OPTION NOTE shall mean the Alanex promissory note in the amount determined in accordance with Section 5.1b hereof in the form attached hereto as Exhibit B.

                1.13 OPTION NOTE CLOSING shall mean the closing of the Option Note.

                1.14 OPTION NOTE CLOSING DATE shall mean the date of the Option Note Closing determined in accordance with Section 5.1d hereof.

                1.15 PARTY shall mean Amgen or Alanex as the case may be and PARTIES shall mean each of them.

                1.16 PRIME RATE shall mean the prime interest rate charged by Citibank, N.A., as announced or published (being the rate announced for short-term unsecured loans); provided, however that such rate shall be adjusted if necessary to make the amount of interest charged not violate applicable usury laws.

                1.17  PRINCIPAL AMOUNT shall have the meaning set forth in
        Section 5.1b hereof.

                1.18  PRIOR WARRANT shall have the meaning set forth in Recital
        C.

                1.19 PROCEEDS shall mean and include amounts received by reason of (i) issuance of any equity or debt securities or securities

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        exercisable for or into equity or debt securities, (ii) payments under technology license agreements, (iii) payments under corporate alliances or corporate partnering arrangements, (iv) payments for the sale of assets or property and (v) payments or draws under any lines of credit. Notwithstanding the foregoing, in no event will Proceeds include amounts paid to Alanex which are reasonably allocated to the funding of the conduct of specific research projects by Alanex on behalf of a corporate sponsor, partner or other third party and which amounts are reasonable and customary in the industry for the performance of similar research activities.

                1.20 RESEARCH AGREEMENT shall have the meaning set forth in Recital A.

                1.21 SAMPLES shall have the meaning set forth in Section 4 hereof.

                1.22 SERIES A AGREEMENT shall have the meaning set forth in Recital B.

                1.23  WARRANT shall have the meaning set forth in Recital D.

                1.24 WARRANT SHARES shall mean the shares of Alanex Common Stock issuable upon exercise of the Warrant.

2.      WAIVER; TERMINATION; REVERSION OF LICENSES.  Effective as of the Closing
        Date:

                2.1 WAIVER. The Parties hereby waive the three (3) year minimum term for the Research Programs as set forth in Section 4.9 of the Research Agreement.

                2.2 TERMINATION. The Research Programs are hereby terminated in accordance with Section 4.9 of the Research Agreement. The Research Agreement is hereby terminated in accordance with Section 14.1 thereof. The Series A Agreement and the Prior Warrant are hereby terminated. Amgen and Alanex agree that the April 1, 1996 payment made by Amgen to Alanex of six hundred thousand dollars ($600,000) for Research Program Funding shall be full and complete satisfaction of all Amgen obligations pursuant to the Research Agreement.


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
                2.3 REVERSION OF LICENSES. All license grants, options and other rights granted to either party in Article 5 of the Research Agreement hereby revert to the granting party.

3.      CLOSING

                3.1 REDEMPTION. Alanex agrees to redeem from Amgen and Amgen agrees to submit for redemption by Alanex, the Amgen Shares.

                3.2 WARRANTS. In consideration for the redemption of the Amgen Shares and other good and valuable consideration set forth herein
        (i) the Prior Warrant shall terminate and Amgen shall have no claims of any nature to the capital stock of Alanex except as provided under the terms of the Warrant and (ii) Alanex agrees to issue to Amgen the Warrant.

                3.3 ALANEX PROMISSORY NOTE. In consideration for the redemption of the Amgen Shares, Alanex agrees to issue to Amgen the Alanex Promissory Note in principal amount of four million five hundred thousand dollars ($4,500,000). The Parties agree that the value of the Warrant plus the principal amount of the Alanex Promissory Note is substantially equivalent to the value of the Amgen Shares.

                3.4 REPRESENTATIONS AND WARRANTIES. The Parties represent and warrant as set forth below:

                      a. Shares. Amgen represents and warrants that it has good title, free of any lien or right of any third party, to the Amgen Shares to be redeemed.

                      b. Warrant. Alanex represents and warrants that the Warrant, when delivered, will be fully paid and duly issued.

                      c. Warrant Shares. Alanex represents and warrants that the Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant, will be duly and validly issued, fully paid and non-assessable and not subject to preemptive or other similar rights and will be free, at the time of issuance, of all restrictions on transfer subject to restrictions on transfer imposed by applicable federal and state securities laws.

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              d.  Organization, Standing and Corporate Power and Authority.
         Each Party represents and warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the full corporate power and authority to execute, deliver and perform this Agreement. Alanex represents and warrants that it has the full corporate power and authority to execute, deliver and perform its obligations under the Alanex Promissory Note and the Warrant.

              e. Creditors of Alanex. Alanex represents and warrants that attached hereto as Schedule 1 is a complete, accurate and current list of all of its creditors to whom it is indebted in excess of $25,000.

              f. Corporate Authorization; Noncontravention. Alanex represents and warrants that the execution, delivery and performance of this Agreement and the Alanex Promissory Note and Warrant have been duly authorized by all necessary corporate action by Alanex. Alanex represents and warrants that the execution, delivery and performance of this Agreement and the Alanex Promissory Note and Warrant, including without limitation the issuance and delivery of the Alanex Promissory Note and the issuance and sale of the Warrant and the Warrant Shares, do not violate in any material respect any provision of law and do not conflict in any material respect with or result in a breach or default under articles of incorporation or bylaws of Alanex or of any agreement, judgment, injunction, order, decree or other instrument binding upon Alanex. Amgen represents and warrants that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action by Amgen. Amgen represents and warrants that the execution, delivery and performance of this Agreement do not violate in any material respect any provision of law and do not conflict in any material respect with or result in a breach or default under any provision of applicable law or regulation or the certificate of incorporation or


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
         by-laws of Amgen or of any agreement, judgment, injunction, order, decree or other instrument binding upon Amgen.

              g. Binding Effect. Alanex represents and warrants that this Agreement has been duly executed and delivered and constitutes a valid and binding agreement of Alanex enforceable in accordance with its terms, subject to bankruptcy or equitable laws that might affect the enforceability thereof. Alanex represents and warrants that the Alanex Promissory Note and Warrant, when executed and delivered in accordance with the terms hereof, will have been duly executed and delivered and will constitute a valid and binding agreement of Alanex, subject to bankruptcy or equitable laws that might affect the enforceability thereof. Amgen represents and warrants that this Agreement constitutes a valid and binding agreement of Amgen enforceable in accordance with its terms, subject to bankruptcy or equitable laws that might affect the enforceability thereof.

         3.5 CONDITIONS TO CLOSING. The Parties' obligation to redeem the Amgen Shares in exchange for the Alanex Promissory Note and Warrant shall be subject to satisfaction of the following conditions (i) the representations and warranties of each Party shall be true and correct,
     (ii) immediately before and after such redemption and exchange no Default shall have occurred, (iii) Amgen shall have delivered to Alanex the certificate or certificates representing the Amgen Shares being redeemed, duly assigned and a duly executed counterpart of this Agreement and (iv) Alanex shall have delivered to Amgen, (a) the Warrant duly executed, (b) the Alanex Promissory Note duly executed, (c) a duly executed counterpart of this Agreement, (d) an opinion of counsel substantially in the form attached hereto as Exhibit D, and (e) written consents satisfactory to Amgen to the transactions contemplated by this Agreement, the Alanex Promissory Note, the Warrant and the Option Note from all existing creditors of Alanex to whom Alanex is indebted in excess of $25,000.

         3.6 CLOSING DATE. The Closing shall take place at 10:00 a.m. on the tenth day after the Effective Date at the offices of Alanex at 3550


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                                               *CONFIDENTIAL TREATMENT REQUESTED

     General Atomics Court, San Diego, California, or such other time and place as the Parties may agree.

4. COMPOUNDS. The Alanex Collaboration Technology developed under the Research Agreement includes approximately ******************** Compounds. On or before October 28, 1996, Alanex will provide to Amgen samples of each Compound included in the Alanex Collaboration Technology (the "Samples"). The Samples will be provided by Alanex to Amgen in a microtiter plate format consisting of individual aliquots containing no less than five milligrams (5 mg) of each Compound in one hundred percent (100%) dimelthysulfoxide at minus 20 degrees Centigrade (-20 degrees C). Chemical information and chemical structures for each Compound delivered to Amgen in an electronic chemically intelligent format will be provided with the Samples (the "Chemical Information"). Upon Amgen's receipt of the Samples and Chemical Information, Amgen will pay to Alanex, four hundred thousand dollars ($400,000). Amgen shall have non-exclusive rights to the Compounds but shall otherwise have no rights to Alanex intellectual property.

5.   OPTION NOTE FUNDING.

         5.1 OPTION NOTE. In consideration of the matters described in Section 2 hereof, Amgen agrees to extend to Alanex the option to borrow from Amgen an amount not to exceed the Principal Amount (as hereinafter defined) pursuant to the following terms and conditions:

              a. Exercise. Alanex shall use its best efforts to obtain third party financing(s) for its present and future operations prior to December 1, 1996. If after using such best efforts Alanex is unable to obtain from such third party or parties Proceeds in an aggregate of one million dollars ($1,000,000) or more on commercially reasonable terms (taking into account Alanex's current financial condition and need for such financing), then Alanex may elect to borrow the Principal Amount from Amgen at any one time between December 1, 1996 and January 15, 1997 (the "Election Period"). Prior to delivery by Amgen of the Principal Amount,


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         Alanex shall issue and deliver to Amgen the Option Note evidencing such indebtedness.

              b. Principal Amount, Interest and Term. The principal amount of the Option Note (the "Principal Amount") shall be an amount elected by Alanex not to exceed one million dollars ($1,000,000), which amount shall be reduced by the aggregate amount of all Proceeds received by Alanex between the Effective Date and the Option Note Closing Date. The Option Note shall bear interest at the Prime Rate effective on the Option Note Closing Date. The Option Note shall have a term of three
         (3) years from the Option Note Closing Date, subject to acceleration as provided in Section 7 hereof.

              c. Notice. Upon Alanex's election to borrow the Principal Amount from Amgen, Alanex will provide to Amgen during the Election Period written notice (the "Option Exercise Notice") of its election, the Principal Amount and the aggregate amount of all Proceeds received by it on or before the date of such notice. Alanex shall subsequently provide Amgen with prompt written notice following its receipt of any Proceeds between the date of the Option Exercise Notice and the Option Note Closing Date.

              d. Option Note Closing Date. The Option Note Closing will take place at 10:00 a.m. on the tenth day after the date upon which Alanex shall provide Amgen with the Option Exercise Notice at the offices of Alanex at 3550 General Atomics Court, San Diego, California, or such other time and place as the Parties may agree.

              e. No Additional Funding. In order to induce Amgen to make available the Option Note funding, Alanex agrees as follows: (i) nothing contained herein or in any conduct of the representatives of Amgen shall obligate Amgen or shall be construed as an obligation of or commitment by Amgen to loan, advance or arrange to provide any additional funds and Amgen shall not be obligated to loan, advance or arrange to provide additional funds, (ii) Amgen shall have no responsibility whatsoever for Alanex's financial condition or any changes in Alanex's financial condition; and (iii) Alanex shall indemnify and hold harmless Amgen and its affiliates and its and their respective officers, directors, employees and representatives form any and all


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         damages (whether or not arising from third party claims) arising from the Option Note funding or the Option Note.

         5.2 REPRESENTATIONS AND WARRANTIES. Alanex will make the following representations and warranties on and as of the Option Note Closing Date in connection with issuance and delivery of the Option Note:

              a. Organization, Standing and Corporate Power and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the full corporate power and authority to execute, deliver and perform its obligations under the Option Note.

              b. Corporate Authorization; Noncontravention. The execution, delivery and performance of the Option Note have been duly authorized by all necessary corporate action by Alanex. The execution, delivery and performance of the Option Note do not violate in any material respect any provision of law and do not conflict in any material respect with or result in a breach or default under any provision of applicable law or regulation or the certification of incorporation or by-laws of Alanex or of any agreement, judgment, injunction, order, decree or other instrument binding upon Alanex.

              c. Binding Effect. The Option Note when executed and delivered in accordance with the terms hereof, will have been duly executed and delivered and will constitute a valid and binding agreement of Alanex enforceable in accordance with its terms, subject to bankruptcy or equitable laws that might affect the enforceability thereof.

              d. Principal Amount. The Principal Amount does not exceed one million dollars ($1,000,000) less the aggregate amount of all Proceeds received by Alanex between the Effective Date and the Option Note Closing Date.

              e. Intention. Alanex has no present intention of filing for protection from creditors under the federal bankruptcy laws.

         5.3 COVENANTS. For so long as any amounts shall be due and payable by Alanex to Amgen under the Option Note, Alanex shall:


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              a.  Use of Option Note Proceeds.  Use the proceeds of the Option
         Note only for general corporate purposes.

              b. Preservation of Existence. Preserve and maintain its existence in the jurisdiction of its incorporation and qualifications and authorizations to transact business in each jurisdiction in which the conduct of its business requires qualification.

              c. Conduct of Business. Continue to engage in business of the same general type as conducted by Alanex on the Effective Date.

              d. Distributions. Make no dividend or distribution, whether from capital, income or otherwise and whether in cash or property, or purchase, redeem or otherwise acquire or retire for value any securities of Alanex.

              e. Affiliate Transactions. Make no transaction of any kind with an affiliate of Alanex, unless the Board of Directors determines that such transaction is fair to Alanex and is on terms at least as favorable as could be obtained from an unaffiliated party.

              f. Defaults. Notify Amgen within ten (10) days of any officer of Alanex obtaining knowledge of any Default.

              g. Notifications. Notify Amgen in writing within ten (10) days of Alanex's receipt of or entitlement to any Proceeds.

         5.4 CONDITIONS TO FUNDING. Amgen's obligation to provide the Option Note funding on the Option Note Closing Date shall be subject to satisfaction of the following conditions: (i) Amgen shall have received Option Exercise Notice, (ii) the representations and warranties of Alanex set forth herein shall be true as if made on such date, (iii) immediately before and after such purchase no Default shall have occurred, (iv) Alanex shall deliver to Amgen a duly executed Option Note and a certificate of the Chief Executive Officer or Chief Financial Officer of Alanex certifying as to the accuracy of the matters set forth in Section 5.2 as of the Option Note Closing Date, and (v) Alanex shall have performed all of its obligations under this Agreement.

         5.5 REPAYMENT. Until all amounts due under the Option Note are repaid in full, Alanex will pay to Amgen in repayment of such amounts, fifty percent (50%) of all Proceeds received by Alanex after the


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     Option Note Closing Date not later than ten (10) days following Alanex's receipt of the same.

6. ALANEX PROMISSORY NOTE CONVERSION. If for any reason Alanex is unable to repay the entire principal balance of the Alanex Promissory Note when due on maturity (June 28, 2001), Alanex may prior to the maturity date (upon written notice provided to Amgen not later than ten (10) days prior to maturity), convert the Alanex Promissory Note into an interest bearing term note satisfactory in form to Amgen (Alanex shall in connection therewith also make representations and warranties to Amgen satisfactory in form and substance to Amgen) with principal and interest at the Prime Rate effective on the date of conversion payable to Amgen in monthly installments over three (3) years using a customary three (3) year amortization schedule.

7. DEFAULT. Upon a Default, all outstanding amounts payable under the Alanex Promissory Note and the Option Note shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Alanex, and Amgen may pursue any other remedy available hereunder or under the Alanex Promissory Note, the Option Note or by law.

8.   MISCELLANEOUS PROVISIONS.

         8.1 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Warrant, the Alanex Promissory Note and the Option Note and the closing of the transactions contemplated hereby and thereby indefinitely without regard to any investigation made by any of the parties hereto. All agreements and covenants contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

         8.2 INDEMNIFICATION. Each Party shall, with respect to the representations, warranties, covenants and agreements made by it herein indemnify, defend and hold the other Party harmless against all liability, together with all reasonable costs and expenses related thereto (including


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        legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements.

                8.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

                8.4 CONFIDENTIALITY. The Parties agree that the material terms of this Agreement shall be considered confidential information of both Parties which shall not be disclosed by either party except on a need to know basis or as required by law. The Parties will consult with one another and agree on the provisions of this Agreement to be redacted in any filings made by the Parties with the Securities and Exchange Commission or as otherwise required by law.

                8.5 NOTICES. All notices and other communications thereunder shall be in writing and shall be deemed given if delivered personally, or mailed by registered or certified mail (return receipt requested) with postage prepaid, or sent by express courier service, to the parties at the following address ( or at such address for a Party as shall be specified by like notice):

        If to Amgen, addressed to:      Amgen Inc.
                                        Amgen Center
                                        1840 DeHavilland Drive
                                        Thousand Oaks, CA 91320
                                        Attn:  General Counsel and Secretary
                                        With a copy to:  Vice President,
                                                         Product Licensing

        If to Alanex, addressed to:     Alanex Corporation
                                        350 General Atomics Court
                                        San Diego, California 92121
                                        Attn:  Dr. Marvin Brown



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        8.6   AMENDMENT.  No amendment modification or supplement of any provision of this Agreement shall be valid or effective unless made in wiring and signed by a duly authorized officer of each Party.

        8.7 WAIVER. No provision of this Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving.

        8.8 COUNTERPARTS. The Agreement may be executed simultaneously in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

        8.9 DESCRIPTIVE HEADINGS. The descriptive heading of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

        8.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California and the Parties hereby consent to the jurisdiction of the California Courts, both state and federal.

        8.11 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        8.12 ENTIRE AGREEMENT OF THE PARTIES. This Agreement, together with the Warrant, the Alanex Promissory Note and the Option Note, will constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all other prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter hereof.

        8.13 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Alanex without the prior written consent of Amgen. Subject to the foregoing, this Agreement shall


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
        be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AMGEN INC.

By: /s/  Illegible
    -------------------------------

Title:  SENIOR VICE PRESIDENT
      -----------------------------

ALANEX CORPORATION

By: /s/ MARVIN R. BROWN
   --------------------------------

Title:  PRESIDENT & CEO
      -----------------------------



EXHIBIT A - Alanex Promissory Note
EXHIBIT B - Option Note
EXHIBIT C - Warrant
EXHIBIT D - Form of Opinion of Counsel
Schedule 1 - Alanex Creditors



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                                                                       EXHIBIT A




              Submitted As Exhibit 10.11 to Registration Statement

                                                                     Exhibit B

                                PROMISSORY NOTE

$1,000,000                                              San Diego, California

        1. FOR VALUE RECEIVED, the undersigned, ALANEX CORPORATION, (the "Maker"), promises to pay to AMGEN INC., a Delaware corporation ("Lender"), or place or places which the Lender may designate in writing from time to time, the principal amount of One Million Dollars ($1,000,000) or such lesser amount as may actually be advanced to Maker, with interest from the date of advancement on
the unpaid principal balance hereunder at the rate   percent  (  %) per annum
(on the basis of a 365-day year and the actual number of days elapsed). the unpaid principal balance of the obligation at any time shall be the total amount advanced hereunder less the amount of principal repayments made by or for Maker hereunder. Lender shall undertake to endorse hereon the amount of the principal advance, repayments and outstanding balances from time to time; provided, that any failure to make such notation or endorsement shall not affect Maker's continuing obligations under this Note. In no event shall such interest be charged under this Note which would violate any applicable usury law. The principal amount under this Note together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note,
shall be due and payable in full on          , (the "Maturity Date") without
notice and without the need for any action or election by Lender; provided, however, that: (a) if such date is not a normal business day, such payment shall not be due until the first business day thereafter and (b) upon a Default (as defined in that certain Termination and Redemption Agreement between Maker
and Lender effective as of June    , 1996 (the "Agreement")) all such amounts
shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker. All accrued and unpaid interest shall be due and payable in arrears in
monthly installments commencing on         and continuing
thereafter on the same numerical day of each subsequent calendar month, except as otherwise provided in clauses (a) and (b) of the preceding sentence.

        2. Each payment under this note shall first be credited against accrued and unpaid interest, and any remainder shall be credited against principal. Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount then outstanding.

        3. Principal and interest shall be payable in lawful money of the United States of America by check hand delivered to Lender or by federal funds wire upon Lender's request, in which case applicable wiring instructions will be provided.

        4. If default occurs with respect to any payment due under this Note, including, without limitation, failure to pay any principal and accrued interest when due: (i) interest shall thereafter accrue on the entire unpaid principal balance hereunder at the same rate as that set forth hereinabove (on the basis of a 365-day year and the actual number of days elapsed); (ii) Maker promises to pay all costs and expenses, including attorneys' fees, incurred by the holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced; and (iii) Maker hereby waives the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law.

        5. None of the provisions hereof and none of the Lender's rights or remedies hereunder on account of past or future defaults shall be deemed to have been waived by the Lender's acceptance of any past due installments or by any indulgence granted by the Lender to Maker.

        6. Maker hereby waives presentment, demand, protest and notice thereof or of dishonor, and agrees that it shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Agreement.

        7. This Note shall be governed by and construed in accordance with the laws of the State of California.

        8. Maker acknowledges, represents and agrees that: (a) this Note evidences indebtedness of Maker due Lender as a result of a loan (the "Loan") in the aggregate principal amount of One Million Dollars ($1,000,000) or such lesser aggregate principal amount as may actually be advanced to Maker by Lender on the date hereof pursuant to the terms of Section 5 of the Agreement;
(b) nothing contained herein, in the Agreement or in any conduct of representatives of Lender shall obligate Lender or shall be construed as an obligation of or commitment by Lender to loan, advance, or arrange to provide any additional funds to Maker; (c) the representations and warranties made by Maker to Lender as of the date hereof pursuant to Section 5 of the Agreement are true, complete and correct as of the date hereof; (d) Lender shall have no responsibility whatsoever for Maker's financial condition or any changes in Maker's financial condition; and (e) Maker shall indemnify and hold Lender and its affiliates and its and their respective officers, directors, employees and representatives harmless from any and all damages (whether or not arising out of third party claims) arising from this Note or the Loan.

        9. Until the unpaid principal and interest is repaid in full, Maker hereby agrees to repay sums due under this Note (including accrued and unpaid interest and principal, without any need for Lender to demand repayment) at any and all such times as Maker receives Proceeds (as defined in the Agreement), by an amount equal to fifty percent (50%) of all such Proceeds received. Such amounts shall be paid by Maker to Lender not later than ten (10) days following Maker's receipt of the same.

        10. Maker represents, warrants and covenants to Lender that the proceeds of the Loan will be used by Maker only as provided in Section 5 of the Agreement.

        IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.

                                         ALANEX CORPORATION,
                                         a California corporation


                                         By:_____________________________
                                         Its:  President


                                         By:_____________________________
                                         Its:  Secretary

                                    SCHEDULE
                                       OF
                  ADVANCES, INTEREST AND PAYMENTS OF PRINCIPAL


           Amount                     Amount of         Unpaid        Notation
             of         Interest      Principal        Principal        Made
Date      Advance         Rate         Repaid           Balance          By
----      -------        -------      --------          --------      --------

                                                                       EXHIBIT C




           Submitted As Exhibit 10.10 to this Registration Statement

                                                                EXHIBIT D

                          [COOLEY GODWARD LETTERHEAD]

June 28, 1996

Amgen, Inc.
1840 DeHavilland Drive
Thousand Oaks, CA 91320

Dear Sir or Madam:

We have acted as counsel for Alanex Corporation, a California corporation (the "Company"), in connection with the issuance and sale of (i) a warrant to purchase Four Hundred Fifty Thousand (450,000) shares of the Company's Common Stock (the "New Warrant") and (ii) a promissory note in the principal amount of Four Million Five Hundred Thousand ($4,500,000) dollars (the "Alanex Promissory Note"), to Amgen Inc., a Delaware Corporation ("Amgen") (the Alanex Promissory Note and the New Warrant, collectively, are referred to as the "Related Agreements"), under the Termination and Redemption Agreement dated as of June 28, 1996 (the "Agreement"). We are rendering this opinion pursuant to Section 3.3(iv)(d) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

With your consent, in connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the parties thereto and upon originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Related Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering

                          [COOLEY GODWARD LETTERHEAD]

Amgen Inc.
June 28, 1996
Page Two

documents had the legal capacity to so execute and deliver; that the Agreement and the Related Agreements are obligations binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California Franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms among of the Agreement or the Related Agreements or the respective rights or obligations of the parties thereunder.

        We have assumed that, at the Closing, Amgen will deliver to the Company the certificate or certificates representing the Amgen Shares for redemption.

        With regard to our opinion in paragraph 3 below, we express no opinion regarding any law or governmental rule or regulation regarding maximum allowable interest rates. In addition, in paragraph 3 below, with respect to enforceability, we express no opinion as to the company's compliance with (i) Chapter 5 of the California Corporations Code or (ii) the laws relating to fraudulent conveyances. We have also, for purposes of paragraph 3 below, assumed (i) the due authorization, execution and delivery by the creditors named in the Agreement of the consent contemplated by Section 3.5 thereof (the "Consents"), and (ii) the sufficiency of the consideration received by the creditors therefor. Any such Consents by the named creditors in no way impair any rights of any other creditor whose claims may arise from the payment to Amgen of any amounts under the Alanex Promissory Note to the return of such amounts.

        With regard to our opinion in paragraph 5 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) a list supplied to us by the Company, a copy of which has been supplied to you, of material agreements to which the Company is a party, or by which it is bound, and (ii) an examination of the items on the foregoing list; we have made no further investigation.

        Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relation to securities, or to the sale or issuance thereof.

        On the basis of foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

                          [COOLEY GODWARD LETTERHEAD]

Amgen Inc.
June 28, 1996
Page Three

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power and authority to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Related Agreements.

3. The Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to or limited by (a) general equity principles and to limitations on the availability of equitable relief including specific performance; (b) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors; (c) limitations on a borrower's ability to waive rights or benefits given by statute or otherwise; (d) limitations on the right of a lender to impose added charges for late payments or defaults by the borrower, where it is determined that such charges bear no reasonable relation to the damage suffered by the lender as a result of such late payments; and (e) the effect of California Civil Code Section 1717 on the recovery of attorneys' fees in contract actions. Any creditors executing the Consent are not entitled under Chapter 5 of the California Corporations Code to recovery of the fair market value of the Related Agreements or amounts paid to Amgen under the Alanex Promissory Note.

4. The Warrant Shares issuable upon exercise of the New Warrant have been duly authorized and reserved for issuances by all necessary corporate action on the part of the Company, and upon issuance and delivery against payment therefor in accordance with the terms of the New Warrant, the Warrant Shares will be duly and validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently

                                                        SCHEDULE 1

ALANEX CREDITORS
(AS OF JUNE 1, 1996)


                                                      INTEREST               ORIGINAL
NAME OF LENDER                  REFERENCE    DATE       RATE      DUE         AMOUNT       BALANCE
--------------                  ---------    ----     --------    ---        --------      -------
BA EQUIPMENT LEASING             #1347.1    7/1/91      8.50%     8/1/96      193,185       11,657
101 N. FIRST STREET
DEPT. 4420
PHOENIX, AZ 85003
ROBERT HOLEMAN
CREDIT RISK OFFICER
(602) 584-2036

GENESSEE PROPERTIES, INC.           N/A     5/1/95        11%     4/1/02    1,430,224    1,253,146
3550 GENERAL ATOMICS CT.
SAN DIEGO, CA 92121
ROSS NYE, CONTROLLER
(619) 455-4274

MERRILL LYNCH                  232-07A38    8/1/94   CP+2.95%     8/1/99      960,000      714,737
WCMA LOAN
(SEE BELOW)

MERRILL LYNCH BUSINESS        9406340101    8/1/96   CP+2.95%     8/1/96      240,000       80,000
  FINANCIAL SERVICES                                                        ---------    ---------
35 W. MONROE, 22ND FLOOR                                                    2,823,409    2,038,552
CHICAGO, IL 60603                                                           ---------    ---------
(312) 845-1020

LANDLORD:
GENERAL ATOMICS
3350 GENERAL ATOMICS CT.
SAN DIEGO, CA 92121
ROBERT DALRY, FACILITIES DIR.
(619) 455-2130